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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549



                                    FORM 8-K
                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 5, 1998


                             FIRSTMERIT CORPORATION
             (Exact name of registrant as specified in its charter)


         OHIO                        0-10161                34-1339938
(State or other jurisdiction of    (Commission      (IRS employer identification
incorporation or organization)     file number)               number)


  III CASCADE PLAZA, 7TH FLOOR            AKRON, OHIO  44308    (330) 384-8000
(Address of Principal Executive Offices)      (Zip Code)      (Telephone Number)







                                    Copy to:

                              KEVIN C. O'NEIL, ESQ.
                                BROUSE & MCDOWELL
                            500 First National Tower
                             Akron, Ohio 44308-1471
                    (330) 434-5207 E-Mail: KONeil@Brouse.Com




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ITEM 5.  OTHER EVENTS.

        A.  AMENDMENTS TO ARTICLES AND CODE OF REGULATIONS

        On April 8, 1998, at the Annual Meeting of Shareholders, the shareholders of FirstMerit Corporation ("FirstMerit"), by the affirmative vote necessary therefore, approved the Board of Directors' proposals regarding:

                  (1) The amendment of Article Fourth of FirstMerit's Amended and Restated Articles of Incorporation ("Articles") increasing the authorized Common Stock of FirstMerit from 80,000,000 to 160,000,000 shares.

                  (2) The amendment of FirstMerit's Amended and Restated Code of Regulations ("Code") to add Article XI making the Ohio Control Share Act inapplicable to FirstMerit.

        B.  MERGER AGREEMENT WITH SECURITY FIRST CORPORATION

        On April 5, 1998, Security First Corp. ("Security First"), a Delaware corporation, and FirstMerit Corporation ("FirstMerit"), an Ohio corporation, entered into an Agreement of Affiliation and Plan of Merger ("Agreement"), pursuant to which Security First will merge with and into FirstMerit through a tax-free, stock-for-stock exchange, with FirstMerit as the surviving corporation ("Merger"). Under the terms of the Agreement, upon consummation of the Merger all shares of Security First common stock issued and outstanding immediately prior to the Effective Time (as defined in the Agreement) of the Merger shall be converted into the right to receive 0.8855 of a share of FirstMerit common stock. Based on the closing price of FirstMerit's common stock on April 3, 1998 of $33.06 per share, the value of the transaction on such date was approximately $256 million. On April 6, 1998, Security First and FirstMerit issued a joint press release announcing the Merger, a copy of which is included as Exhibit 99 hereto and incorporated by reference herein.

        The Merger, which would be accounted for as a pooling of interests, is expected to close by the end of the third quarter of 1998. FirstMerit has also suspended its stock repurchase programs.

        The Agreement has been approved by the boards of directors of both companies. Consummation of the Merger is subject to certain customary conditions, including, among others, the adoption of the Agreement by the Security First shareholders and receipt of regulatory approvals. Security First has also granted FirstMerit an option to acquire up to 19.9 percent of Security First common stock, as further described below.

        The preceding description of the Agreement is qualified in its entirety by reference to the copy of the Agreement included as Exhibit 99.1 hereto, and which is incorporated by reference herein.

        Security First and FirstMerit also entered into a Stock Purchase Option dated as of April 5, 1998 (the "Security First Stock Option"). Under the Security First Stock Option, FirstMerit was granted an irrevocable option to purchase, under certain circumstances, up to 19.9 percent of Security First common



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stock at $22.25 per share. The number of shares and the purchase price are subject to adjustment as described in the Security First Stock Option. Under certain circumstances, Security First may be required to repurchase the Security First Stock Option or the shares acquired pursuant to the exercise thereof. The Security First Stock Option was granted by Security First as a condition of and inducement to FirstMerit entering into the Agreement.

        The preceding description of the Security First Stock Option is qualified in its entirety by reference to the copy of the Security First Stock Option included as Exhibit 99.2 hereto, and which is incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (c) Exhibits

        3(a) Amended and Restated Articles of Incorporation of FirstMerit Corporation

        3(b)      Amended and Restated Code of Regulations of FirstMerit
                  Corporation

         99.1 Agreement of Affiliation and Plan of Merger dated April 5, 1998 by and between FirstMerit Corporation and Security First Corp.

         99.2     Security First Corp. Stock Purchase Option dated April 5, 1998

         99.3 Text of Press Release dated April 6, 1998 issued by FirstMerit Corporation

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               FIRSTMERIT CORPORATION


Dated:  April 8, 1998                          By: /s/ Terry E. Patton
                                                   -----------------------------
                                                   Terry E. Patton, Secretary









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                             FIRSTMERIT CORPORATION
                           CURRENT REPORT ON FORM 8-K


                                INDEX OF EXHIBITS


EXHIBIT

   3(a)        Amended and Restated Articles of Incorporation of FirstMerit
               Corporation

   3(b)        Amended and Restated Code of Regulations of FirstMerit
               Corporation

   99.1 Agreement of Affiliation and Plan of Merger dated April 5, 1998 by and between FirstMerit Corporation and Security First Corp.

   99.2        Security First Corp. Stock Purchase Option dated April 5, 1998

   99.3        Text of Press Release dated April 6, 1998 issued by FirstMerit
               Corporation